Exhibit 99.77(q)(1)

ITEM 77Q-1 – Exhibits

(e)(1)

Investment Management Agreement between ING Investments, LLC and ING Balanced Portfolio, Inc. dated May 7, 2013 – Filed as an exhibit to Post-Effective Amendment No. 52 to the Registrant’s Form N-1A Registration Statement on February 11, 2014 and incorporated herein by referenced.

(e)(2)

Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. LLC dated May 7, 2013 – Filed as an exhibit to Post-Effective Amendment No. 52 to the Registrant’s Form N-1A Registration Statement on February 11, 2014 and incorporated herein by referenced.